UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2017

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Derby Street, 27/1

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 938-5561

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2017, Microbot Medical Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Agreement”) with an institutional investor (the “Purchaser”) for the purchase and sale of an aggregate of 700,000 shares of the Company’s common stock in a registered direct offering for gross proceeds of $3.5 million (the “Offering”). The purchase price to be paid by the Purchaser is $5.00 per share. The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to an engagement letter dated January 4, 2017 (the “Placement Agent Agreement”) by and between the Company and Chardan Capital Markets, LLC (“Chardan Capital”), Chardan Capital agreed to act as the Company’s placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay Chardan Capital a cash fee equal to $210,000 plus reimbursement of Chardan Capital’s out-of-pocket expenses. The Placement Agent Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are approximately $3.25 million. The registered direct offering is expected to close on or before January 6, 2017, subject to customary closing conditions.

The 700,000 shares of common stock were offered, and will be issued, pursuant to the Prospectus Supplement, dated January 6, 2017, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-193100) filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2013, as amended, and the Registration Statement on Form S-3 (Registration No. 333-215432), filed with the Commission on January 5, 2017 (collectively, the “Registration Statement”).

The foregoing summaries of the terms of the agreements described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01	Other Events

Opinion

The opinion delivered to the Company by Ruskin Moscou Faltischek, P.C. in connection with the sale of an aggregate of 700,000 shares of the Company’s common stock pursuant to the Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 and is incorporated by reference into the Registration Statement.

Press Release

On January 5, 2017, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

5.1	Opinion of Ruskin Moscou Faltischek, P.C.

10.1	Form of Securities Purchase Agreement, dated as of January 5, 2017

10.2	Placement Agent Agreement, dated as of January 4, 2017

99.1	Press Release, dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2017

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot, Chairman, President, and Chief Executive Officer

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